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                                                                   EXHIBIT 21.1


                      SUBSIDIARIES OF TOWNE SERVICES, INC.


         BSI Acquisition Corp., a Georgia corporation and wholly-owned subsidiary of Towne Services, doing business under the name "Banking Solutions."

         Banking Solutions, Inc., a Texas corporation and wholly-owned subsidiary of BSI Acquisition Corp., doing business under the name "Banking Solutions."

         TSI Acquisition One, Inc., a Georgia corporation and wholly-owned subsidiary of Towne Services, doing business under the name "Forseon."

         Forseon Corporation, a California corporation and wholly-owned subsidiary of TSI Acquisition One, Inc., doing business under the name "Forseon."

         TSI Acquisition Two, Inc., a Georgia corporation and wholly-owned subsidiary of Towne Services, doing business under the name "Imaging Institute."

         Imaging Institute, Inc., a Minnesota corporation and wholly-owned subsidiary of TSI Acquisition Two, Inc., doing business as "Imaging Institute."